Exhibit 10.1
EXECUTION COPY

HUMAN GENOME SCIENCES, INC.
(a Delaware corporation)
2 1/4% Convertible Subordinated Notes due 2012
PURCHASE AGREEMENT
Dated: August 4, 2005

HUMAN GENOME SCIENCES, INC.
(a Delaware corporation)
$230,000,000
2 1/4% Convertible Subordinated Notes due 2012
PURCHASE AGREEMENT
August 4, 2005
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     Human Genome Sciences, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup,” collectively, the “Initial Purchasers,” which term shall also include any Initial Purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $230,000,000 aggregate principal amount of the Company’s 2 1/4% Convertible Subordinated Notes due 2012 (the “Securities”). The Securities are to be issued pursuant to an indenture dated as of August 9, 2005 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).
     The Securities are convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.
     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act (the “1933 Act Regulations”) by the Securities and Exchange Commission (the “Commission”)). On or prior to the Closing Time (as defined below), the Company will enter into an agreement with the Initial Purchasers (the “Registration Rights Agreement”) pursuant to which, subject to the conditions set forth therein, the Company is required to file and use its reasonable best efforts to have declared effective a registration statement under the 1933 Act (the “Registration Statement”) to register resales of the Securities and the shares of Common Stock issuable upon conversion thereof.
     The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated August 3, 2005 (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated August 4, 2005 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in the Offering Memorandum.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof and agrees with each Initial Purchaser, as follows:
          (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Memorandum based upon written information furnished to the Company by any Initial Purchaser through Merrill Lynch specifically for use therein. Except as disclosed in the Offering Memorandum, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission, the Company’s Quarterly Report on Form 10-Q most recently filed with the Commission, the description of Common Stock contained in the Company’s Registration Statement on Form 8-A and each of the Company’s Current Reports on Form 8-K (other than such Current Reports on Form 8-K which are not deemed “filed” for the purposes of Section 18 of the Exchange Act) filed since the end of the fiscal year to which such Annual Report relates (collectively, the “Exchange Act

Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) prior to or as of the date hereof do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations.
          (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act and the 1933 Act Regulations.
          (iii) Financial Statements. The financial statements incorporated by reference in the Offering Memorandum present fairly the financial position of the Company as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.
          (iv) No Material Adverse Change in Business. Except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements included in the Offering Memorandum there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, business prospects, properties or results of operations of the Company, and, except as disclosed in or contemplated by the Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
          (v) Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
          (vi) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.
          (vii) Capitalization. When the Securities are delivered and paid for pursuant to this Agreement at the Closing Time, such Securities will be convertible into shares of Common Stock of the Company in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of such Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Securities or the Common Stock.
          (viii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (ix) Authorization of the Indenture, Registration Rights Agreement and Securities. Each of the Indenture and the Registration Rights Agreement has been duly authorized; the Securities have been duly authorized; and when the Securities are delivered and paid for pursuant to this Agreement at the Closing Time, the Indenture and the Registration Rights Agreement will have been duly executed and delivered, such Securities will have been duly executed, authenticated, issued and delivered and will conform to the descriptions thereof contained in the Offering Memorandum and the Indenture, the Registration Rights Agreement and such Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (x) Absence of Defaults and Conflicts. The execution, delivery and performance of the Indenture, the Registration Rights Agreement and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of its subsidiaries, or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound or to which any of the properties of the Company or any of its subsidiaries are subject, or the charter or by-laws of the Company or any of its subsidiaries, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.
          (xi) Absence of Labor Dispute. No labor disputes with the employees of the Company or any of its subsidiaries exist or, to the knowledge of the Company, are imminent that might have a Material Adverse Effect.
          (xii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company (“Material Adverse Effect”), or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.
          (xiii) Intellectual Property. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Offering Memorandum. Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of any claim by a third party against them alleging infringement of, interference with or any other conflict with asserted rights of others with respect to any Intellectual Property, which (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would result in a Material Adverse Effect.
          (xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Securities by the Company, except in connection with the registration of the Securities and the qualification of the Indenture pursuant to the Registration Rights Agreement, and except as to state securities laws.
          (xv) Possession of Licenses and Permits. The Company possesses adequate certificates, licenses, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.
          (xvi) Title to Property. Except as disclosed in the Offering Memorandum, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company; and except as disclosed in the Offering Memorandum, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.
          (xvii) Environmental Laws. Except as disclosed in the Offering Memorandum, the Company or any of its subsidiaries is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any substance that is subject to any environmental laws at levels or in quantities that could reasonably be expected to require remediation, is not liable for any off-site disposal or contamination pursuant to any environmental laws, and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim is expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
          (xviii) Investment Company Act. The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended

(the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act.
          (xix) Accounting Controls. (i) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-14(c) under the Exchange Act).
          (xx) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.
          (xxi) No Brokerage Commission; Finder’s Fee. Except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Securities.
          (xxii) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.
          (xxiii) Rule 144A Eligibility. No securities of the same class (with the meaning of Rule 144A(d)(3) under the 1933 Act) as the offered Securities are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.
          (xxiv) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement
          (xxv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each

Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.
          (xxvi) Absence of Manipulation. Neither the Company nor any affiliate (within the meaning of Regulation M under the 1933 Act) of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (xxvii) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not currently expect to incur material liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (xxviii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is quoted on the Nasdaq National Market (the “NASDAQ”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or listing.
          (xxix) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Initial Purchasers; Closing.
     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Shearman & Sterling LLP , 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually, and not as Representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.
     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.
     SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
     (a) Offering Memorandum. The Company will promptly furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.
     (b) Notice and Effect of Material Events. The Company will promptly notify each Initial Purchaser, and, if requested by the Representative, confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.
     (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.
     (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (e) DTC. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.
     (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds.”
     (g) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of any applicable securities laws.
     (h) Listing. The Company will use its reasonable best efforts to have the Common Stock to be issued upon conversion of the Securities approved by the NASDAQ, subject to notice of issuance, prior to the effectiveness of the Registration Statement.
     (i) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of authorized and unissued shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon the conversion of the Securities
     (j) Restriction on Sale of Securities. During a period of 45 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch and Citigroup, directly or indirectly, (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any of the Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether such securities are owned at the date of the Offering Memorandum or whether they are acquired during the 45 day period after the date of the Offering Memorandum; (y) file a registration statement for any Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock; or (z) enter into any swap or any other agreement or any other transaction that transfers, in whole or in part, the economic consequences of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether any such swap or transaction above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Common Stock to be delivered upon conversion thereof, (B) the resale registration statement to be filed by the Company pursuant to the Registration Rights Agreement relating to the resale of the Securities and the shares of Common Stock, (C) Common Stock to be issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Offering Memorandum or (D) a post-effective amendment to any currently effective resale registration statement to be filed by the Company.
     (k) Trust Indenture Act. As of the date of the effectiveness of the Registration Statement filed pursuant to the Registration Rights Agreement, the Company will cause the Indenture to be qualified under the 1939 Act.
     (l) PORTAL Designation. The Company will use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market.
     (m) Reporting Requirements. Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
     SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers of the Offering Memorandum (including financial statements and any schedules or exhibits and any documents incorporated therein by reference) as originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Common Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the Common Stock under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Initial Purchasers of copies of each Preliminary Offering Memorandum and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants and (xi) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.
     (a) Termination of Agreement. If this Agreement is terminated by the Representative prior to the Closing Time in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Shearman & Sterling LLP, counsel for the Initial Purchasers.
     SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
          (a) Opinions and Statements of Counsel for Company. At the Closing Time, the Representative shall have received (i) from James H. Davis, Secretary and General Counsel of the Company, an opinion letter, dated as of the Closing Time, to the effect set forth in Exhibit A-1, and a statement, dated as of the Closing Time, to the effect set forth in the last paragraph of Exhibit A-1 and (ii) from DLA Piper Rudnick Gray Cary US LLP, counsel for the Company, an opinion letter, dated as of the Closing Time, to the effect set forth in Exhibit A-2, and a statement, dated as of the Closing Time, to the effect set forth in the last paragraph of Exhibit A-2. Such favorable opinions and statements shall be in form and substance satisfactory in the reasonable judgment of counsel for the Initial Purchasers and shall be delivered together with signed or reproduced copies of such opinions and statements for each of the other Initial Purchasers. Such counsel may also state that, insofar as any of such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
          (b) Opinion of Counsel for Initial Purchasers. At Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Initial Purchasers. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal laws of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (c) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the Chief Executive Officer or President and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that, to the best of their knowledge, after reasonable investigation (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.
          (d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory in the reasonable judgment of the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
          (e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
          (f) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.
          (g) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.
          (h) Indenture and Registration Rights Agreement. At or prior to the Closing Time, the Company and the Trustee shall have executed and delivered the Indenture and the Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement.
          (i) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Representative and counsel for the Initial Purchasers.

          (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled by this Agreement, the obligations of the several Initial Purchasers to purchase the Securities may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect until the applicable statute of limitations has expired.
     SECTION 6. Subsequent Offers and Resales of the Securities.
     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establishes and agrees (and each Initial Purchaser agrees on behalf of any person acting on its behalf) to observe the following procedures in connection with the offer and sale of the Securities:
          (i) Offers and Sales. Offers and sales of the Securities shall be made within the United States only to those persons the Initial Purchasers reasonably believe to be a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”), and in such manner as is contemplated by the Offering Memorandum.
          (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.
          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.
          (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates and others acting on its behalf to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser, Affiliate or such other person, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.
          (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

          (vi) Restriction on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption “Notice to Investors,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.
     (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
          (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.
          (ii) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
          (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).
     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that, as of the date hereof and as of the Closing Time, it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).
     SECTION 7. Indemnification.
     (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission of a material fact, or any such alleged untrue statement or omission of a material fact; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and
          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission of a material fact, or any such alleged untrue statement or omission of a material fact, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto).
     (b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions of a material fact, or alleged untrue statements or omissions of a material fact, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.
     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.
     The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
     SECTION 10. Termination of Agreement.
     (a) Termination; General. The Representative may terminate this Agreement, by written notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect until the applicable statute of limitations has expired.
     SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
          (i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or
          (ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of the Company or any non-defaulting Initial Purchaser.
     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.
     SECTION 12. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of Anthony Gibney ; and notices to the Company shall be directed to it at Human Genome Sciences, Inc., 14200 Shady Grove Road, Rockville, Maryland 20850, attention of James H. Davis, Secretary and General Counsel.
     SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

HUMAN GENOME SCIENCES, INC.

By	/s/ Steven C. Mayer

Title: Executive Vice President and CFO

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Anthony J. Gibney

Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Trygve Mikkelesen

Authorized Signatory

SCHEDULE A

Principal
Amount of
Name of Initial Purchaser	Securities
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$115,000,000
Citigroup Global Markets Inc	$115,000,000

Total	$230,000,000

SCHEDULE B
HUMAN GENOME SCIENCES, INC.
$230,000,000 Convertible Subordinated Notes due 2012
     1. The initial public offering price of the Securities shall be 98.5% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.
     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.125% of the principal amount thereof.
     3. The interest rate on the Securities shall be 2 1/4% per annum.
     4. The Securities shall be convertible into shares of common stock, par value $0.01 per share, of the Company at an initial conversion rate of 56.2303 shares per $1,000 principal amount of Securities (equivalent to a conversion price of approximately $17.78 per share).

SCHEDULE C
SCHEDULE OF OFFICERS SUBJECT TO LOCK-UP ARRANGEMENTS
H. Thomas Watkins
Craig A. Rosen
James H. Davis
Steven C. Mayer
David C. Stump
Susan Bateson McKay

Exhibit A-1
FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(a)
1.	The outstanding shares of common stock of the Company, par value $.01 per share, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Memorandum.

2.	To the best of my knowledge, the Company has not received any notice (written or oral) of infringement of or declared interference with the asserted rights of any other person with respect to any intellectual property rights that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect on the Company.

3.	Excluding the matters contained under the caption “U.S. Federal Tax Considerations,” the descriptions in the Offering Memorandum and the Exchange Act Reports incorporated therein of statutes (excluding Federal and state securities laws), legal and governmental proceedings and contracts relevant to the Company and its business in all material respects are accurate statements or summaries of the matters set forth therein.

4.	The execution, delivery and performance of the Indenture, the Registration Rights Agreement and the Purchase Agreement and the issuance and sale of the Securities in accordance with the terms of the Purchase Agreement and the Indenture and compliance with the terms and provisions thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) to my knowledge, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, (ii) to my knowledge, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject or (iii) the Certificate of Incorporation or By-Laws of the Company.

5.	To the best of my knowledge, no holders of securities of the Company have rights to the registration of such securities under the Certificate of Incorporation of the Company or pursuant to the terms of any agreement to which the Company is a party.

6.	There is no action, suit or proceeding pending before or, to the best of my knowledge, threatened or contemplated by any court or public or governmental authority or arbitrator involving the Company of a character required to be disclosed in the Offering Memorandum which is not adequately disclosed or incorporated by reference in the Offering Memorandum.

7.	Two U.S. patents owned, assigned or licensed to the Company and three non-U.S. patents owned, assigned or licensed to the Company claim the composition, use or manufacture of Lymphostat-B; one U.S. patent owned, assigned or licensed to the Company and no non-U.S. patents owned, assigned or licensed to the Company claim the composition, use or manufacture of HGS-ETR1; one U.S. patent owned, assigned or licensed to the Company and three non-U.S. patents owned, assigned or licensed to the Company claim the composition, use or manufacture of HGS-ETR2; one U.S. patent owned, assigned or licensed to the Company and three non-U.S. patents owned, assigned or licensed to the Company claim the composition, use or manufacture of HGS-TR2J; no U.S. patents owned, assigned or licensed to the Company and one non-U.S. patent (i.e., one Europe patent validated in 17 countries) owned, assigned or licensed to the Company claim the composition, use or manufacture of Albuferon; two U.S. patents owned, assigned or licensed to the Company and no non-U.S. patents owned, assigned or licensed to the Company claim the composition, use or manufacture of CCR5 antibody; all such patents are being duly maintained by the Company or its licensors and are in full force and effect. In addition, there are numerous other patent applications that claim the composition, use or manufacture of these products and they are being diligently prosecuted by the Company or its licensors.

8.	Except as disclosed in the Offering Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Offering Memorandum. Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of any claim by a third party against them alleging infringement of, interference with, or any other conflict with asserted rights of others with respect to any Intellectual Property, which (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would result in a Material Adverse Effect.

9.	All the licenses to which the Company is a party listed in Schedule A hereto are in full force and in effect, no party thereto is in breach or default thereof, and the Company is not engaged in any activity that would be prohibited under the terms of the licenses.

Based upon my participation in conferences with certain executive officers of the Company and representatives of its independent public accountants and my examination of the Offering Memorandum and the documents incorporated by reference therein, I can state that (except as to financial statements, schedules or other financial information included or incorporated by reference therein, as to which I express no belief) nothing has come to my attention which leads me to believe that the Offering Memorandum, or any amendment or supplement thereto, or any Exchange Act Report or document incorporated by reference therein contained as of the date thereof or, contains as of the date hereof any untrue statement of a material fact or omitted on the date thereof or, omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

SCHEDULE A TO COMPANY COUNSEL OPINION
I.	Human Consortium Agreements

1.	License Agreement dated June 28, 1996 between SmithKlineBeecham Corporation, now GlaxoSmithKline Corporation, and Human Genome Sciences, Inc.

2.	Diagnostic Agreement dated July 24, 1997 between SmithKlineBeecham Corporation, now GlaxoSmithKline Corporation, and Human Genome Sciences, Inc.

3.	Option and License Agreement dated June 12, 1995 between Takeda Chemical Industries, Ltd. and Human Genome Sciences, Inc.

4.	Therapeutic Collaboration and License Agreement dated June 28, 1996 between Schering Corporation, Schering-Plough Ltd., SmithKlineBeecham Corporation, now GlaxoSmithKline Corporation, and Human Genome Sciences, Inc.

5.	Gene Therapy Collaboration and License Agreement dated June 28, 1996 between Schering Corporation, Schering-Plough Ltd. and Human Genome Sciences, Inc.

6.	Collaboration and License Agreement dated June 30, 1996 between SmithKlineBeecham Corporation, now GlaxoSmithKline Corporation, Human Genome Sciences, Inc. and Sanofi-Synthelabo S.A.

7.	Collaboration and License Agreement dated July 10, 1996 between Merck KgaA, SmithKlineBeecham Corporation, now GlaxoSmithKline Corporation, and Human Genome Sciences, Inc.

II.	Agreements Related to Product Development

1.	Amended and Restated License Agreement dated September 8, 2000 between Aventis Behring, Aventis Behring GmbH, Aventis Bio-Services Inc., Delta Biotechnology Ltd. and Human Genome Sciences, Inc.

Amendment dated August 10, 2001 Amendment dated October 3, 2001 Amendment dated April 19, 2002

2.	Amended and Restated Antibody Collaboration, Option and License Agreement dated July 18, 2001 between Abgenix, Inc. and Human Genome Sciences, Inc.

3.	Collaboration Agreement dated August 9, 1999 between Cambridge Antibody Technology Ltd. and Human Genome Sciences, Inc.

4.	Antibody License Agreement dated February 29, 2000 between Cambridge Antibody Technology Ltd. and Human Genome Sciences, Inc.

5.	License Agreement dated October 10, 2003 between diaDexus, Inc. and Human Genome Sciences, Inc.

6.	BioProcessing Services Agreement dated June 3, 2004 between Diosynth RTP Inc. and Human Genome Sciences, Inc.

Amendment dated September 9, 2004 Amendment dated February 23, 2005 Amendment dated March 3, 2005

7.	Collaboration and License Agreement dated July 31, 2000 between The Dow Chemical Company and Human Genome Sciences, Inc.

Amendment dated January 31, 2002

8.	Collaboration and License Agreement dated March 17, 2000 between Dyax Corp and Human Genome Sciences, Inc.

Amendment dated July 1, 2001

9.	Antibody License Agreement dated October 28, 2002 between Kirin Brewery Company Ltd. and Human Genome Sciences, Inc.

10.	Amended and Restated Research and Commercialization Agreement dated May 6, 2002 between Medarex, Inc. and Human Genome Sciences Inc.

11.	Amended and Restated License Agreement dated February 28, 2001 between Corautus (Vascular Genetics) and Human Genome Sciences, Inc.

Amendment dated October 10, 2002 Amendment dated April 26, 2004

12.	Gene Therapy Collaboration and License Agreement dated February 25, 1998 between Transgene S.A. and Human Genome Sciences, Inc.

13.	License Agreement dated February 24, 2000 between Vical Incorporated and Human Genome Sciences, Inc.

14.	Collaboration and License Agreement effective July 27, 1995 between Medimmune, Inc. and Human Genome Sciences, Inc.

Amendment Agreements effective October 22, 1996, March 20, 1997, December 18, 1997, June 30, 2000 and August 6, 2004

15.	License and Research Agreement dated October 2 1996 between Pharmacia & Upjohn Company and Human Genome Sciences, Inc.

Amendment Letter from Pfizer Inc. dated December 8, 2003

16.	License Agreement dated August 4, 2003 between Genentech Inc. and Human Genome Sciences, Inc.

17.	Research Collaboration Agreement dated January 1996 between Pioneer Hi-Bred International, Inc. and Human Genome Sciences, Inc.

18.	License Agreement (Streptococcus pneumoniae) dated March 20, 1996 between Hoffman-La Roche, Inc. and Human Genome Sciences, Inc.

19.	License Agreement (Enterococcus faecalis) dated June 30, 1997 between Hoffman-La Roche, Inc. and Human Genome Sciences, Inc.

20.	License Agreement (Staphylococcus aureus) dated March 23, 1998 between Hoffmann-La Roche, Inc. and Human Genome Sciences, Inc.

21.	Exclusive License Agreement dated October 5, 2004 between SmithKline Beecham Corporation doing business as GlaxoSmithKline and Human Genome Sciences, Inc.

22.	License Agreement dated December 21, 2002 between Lonza Biologics PLC and Human Genome Sciences, Inc.

23.	Multi-Product License Agreement dated September 13, 2004 between Lonza Biologics PLC and Human Genome Sciences, Inc.

24.	License Agreement (ETR1) dated November 14, 2003 between The Regents of the University of Michigan and Human Genome Sciences, Inc.

Exhibit A-2
FORM OF OPINION OF DLA PIPER RUDNICK GRAY CARY US LLP
TO BE DELIVERED PURSUANT TO
SECTION 5(a)
1.	The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum and the Exchange Act Reports. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company.

2.	The Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and conform in all material respects to the descriptions thereof contained in the Offering Memorandum. The Securities have been duly authorized, executed, issued and delivered by the Company and conform in all material respects to the description thereof contained in the Offering Memorandum. The Indenture, the Registration Rights Agreement and the Securities constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles including public policy limitations with respect to the enforceability of the indemnification provisions of the Registration Rights Agreement.

3.	The Securities are convertible into Common Stock of the Company in accordance with the terms of the Indenture. The shares of such Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable. The stockholders of the Company have no preemptive rights with respect to the Securities or the Common Stock to be issued upon conversion thereof under the Certificate of Incorporation, By-Laws or the Delaware General Corporation Law, or to the best of our knowledge, under any other document or agreement to which the Company is a party.

4.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940.

5.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the issuance or sale of the Securities by the Company, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Securities (assuming such conversion on the date hereof) or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture or the Registration Rights Agreement, except (i) such as may be required under state securities laws and (ii) with respect to the Registration Rights

Agreement only, filings and other actions required pursuant to the Securities Act, the Exchange Act, the Trust Indenture Act, and the rules and regulations of the Commission promulgated thereunder.

6.	The execution, delivery and performance by the Company of the Indenture, the Registration Rights Agreement and the Purchase Agreement and the issuance and sale of the Securities in accordance with the terms of the Purchase Agreement and the Indenture and compliance with the terms and provisions thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, (ii) to the best of our knowledge, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (iii) the Certificate of Incorporation or By-Laws.

7.	The Company has all requisite corporate power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

8.	It is not necessary in connection with (i) the offer, sale and delivery of the Securities by the Company to the Initial Purchaser pursuant to the Purchase Agreement, or (ii) the resales of the Securities by the Initial Purchaser, in each case in the manner contemplated by the Purchase Agreement, to register the Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

9.	To the best of our knowledge no holders of securities of the Company have rights to the registration of such securities under the Certificate of Incorporation of the Company or pursuant to the terms of any agreement to which the Company is a party.

10.	The statements in the Offering Memorandum under the caption “Description of Notes,” insofar as they describe the provisions of the documents and instruments therein described, constitute fair summaries thereof accurate in all material respects, and the statements in the Offering Memorandum under the caption “U.S. Federal Tax Considerations,” insofar as they purport to describe Federal income tax laws of the United States, fairly present in all material respects the information set forth therein.

11.	There is no action, suit or proceeding pending before or, to the best of our knowledge, threatened or contemplated by any court or public or governmental authority or arbitrator involving the Company of a character required to be disclosed in the Offering Memorandum which is not adequately disclosed or incorporated by reference in the Offering Memorandum.

12.	Each U.S. subsidiary of the Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

13.	The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

Based upon our review of the Offering Memorandum, the documents incorporated therein, and our discussions with responsible officers of the Company and responsible representatives of its independent public accountants, we can state that (except as to financial statements, schedules or other financial information included or incorporated by reference therein, as to which we express no belief) in the course of such review and discussion nothing has come to our attention which leads us to believe that the Offering Memorandum, or any amendment or supplement thereto, or any Exchange Act Report or document incorporated by reference therein contained on the date thereof, or, contains as of the date hereof, any untrue statement of a material fact or omitted as of the date thereof or, omits to state as of the date hereof, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

Exhibit B
FORM OF LOCK-UP PURSUANT TO SECTION 5(G)
August •, 2005
Merrill Lynch, Pierce, Fenner & Smith
Incorporated,
4 World Financial Center
New York, New York 10080
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
          Re: Proposed Offering by Human Genome Sciences, Inc.
Dear Sirs:
     The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup,” collectively, the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Human Genome Sciences, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”) by the several Initial Purchasers of $230,000,000 aggregate principal amount of the Company’s 2 1/4% Convertible Subordinated Notes due 2012 (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.
     In consideration of the Initial Purchasers’ agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Initial Purchaser to be named in the Purchase Agreement that, during a period of 45 days after the date of the Offering Memorandum, the undersigned will not, without the prior written consent of Merrill Lynch and Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether such securities are owned at the date of the Offering Memorandum or whether they are acquired during the 45 day period after the date of the Offering Memorandum; (ii) request that the Company file a registration statement for any Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock or (iii) enter into any swap or any other agreement or any other transaction that transfers, in whole or in part, the economic consequences of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether any such swap or transaction above is to be settled by delivery of our Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, a transfer of Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing to be bound by the terms of this lock-up agreement as if it were a party hereto. Notwithstanding the restrictions set forth in clause (i) above, the undersigned may sell, transfer or otherwise dispose of not more than 200,000 shares of Common Stock.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.
     The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this lock-up agreement.
     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Signature:

Print Name: